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                                                                    EXHIBIT 13.3

                   Summarized Quarterly Financial Information

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First West Virginia Bancorp, Inc.
Summarized Quarterly Financial Information
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     A summary of selected quarterly financial information follows:

                                              First          Second           Third
       2001                                  Quarter         Quarter         Quarter
                                           ----------      ----------      ----------
Total interest income                      $3,780,886      $3,790,938      $3,672,678
Total interest expense                      1,792,532       1,675,215       1,592,311
Net interest income                         1,988,354       2,115,723       2,080,367
Provision for loan losses                     141,000         141,000         141,000
Investment Securities Gain (Loss)               1,647           6,244              -
Total other income                            205,944         243,005         257,633
Total other expenses                        1,216,328       1,376,815       1,302,088
Income before income taxes                    838,617         847,157         894,912
Net income                                    582,165         603,218         638,858
Net income per share                              .38             .39             .42

                                              First          Second           Third          Fourth
       2000                                  Quarter         Quarter         Quarter         Quarter
                                           ----------      ----------      ----------      ----------
Total interest income                      $3,497,338      $3,652,438      $3,830,686      $3,888,939
Total interest expense                      1,592,567       1,717,471       1,880,663       1,964,826
Net interest income                         1,904,771       1,934,967       1,950,023       1,924,113
Provision for loan losses                      97,500          97,500         100,500         141,000
Investment Securities Gain (Loss)              23,443              --              --               4
Total other income                            207,183         191,360         231,450         226,688
Total other expenses                        1,227,411       1,204,469       1,204,439       1,179,994
Income before income taxes                    810,486         824,358         876,534         829,811
Net income                                    559,543         584,860         603,940         577,563
Net income per share (1)                          .36             .38             .39             .38

                                              First          Second           Third          Fourth
       1999                                  Quarter         Quarter         Quarter         Quarter
                                           ----------      ----------      ----------      ----------
Total interest income                      $3,117,090      $3,220,452      $3,455,711      $3,413,428
Total interest expense                      1,321,239       1,340,768       1,440,894       1,499,061
Net interest income                         1,795,851       1,879,684       2,014,817       1,914,367
Provision for loan losses                      76,500          76,500          97,500          97,500
Investment Securities Gain (Loss)               9,153           3,312              54             (20)
Total other income                            198,994         479,611         199,019         183,297
Total other expenses                        1,133,286       1,177,455       1,284,423       1,145,078
Income before income taxes                    794,212       1,108,652         831,967         855,066
Net income                                    548,216         744,190         566,517         591,458
Net income per share (1)                          .36             .48             .37             .38

(1) Adjusted for the 2 percent common stock dividend to stockholders of record as of December 1, 2000 and a 6 for 5 stock split in the effect of a twenty
     (20) percent common stock dividend, declared October 12, 1999 to shareholders of record as of November 1, 1999.